As filed with the Securities and Exchange Commission on March 1, 2012

Registration No. 333-101347

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eastern Virginia Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

Virginia	54-1866052
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 Hospital Road Tappahannock, Virginia 22560 (804) 443-8400	Joe A. Shearin President and Chief Executive Officer Eastern Virginia Bankshares, Inc. 330 Hospital Road Tappahannock, Virginia 22560 (804) 443-8400
(Address, including Zip Code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including Zip Code, and telephone number, including area code, of agent for service)

With a copy to:

Susan S. Ancarrow, Esq.

Troutman Sanders LLP

1001 Haxall Point

P.O. Box 1122

Richmond, Virginia 23218-1122

Telephone: (804) 697-1861

Facsimile: (804) 698-6015

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Post-Effective Amendment No. 1 to the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

PROSPECTUS

EASTERN VIRGINIA BANKSHARES, INC.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

353,473 shares of common stock

par value $2.00 per share

The Eastern Virginia Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan provides holders of the common stock of Eastern Virginia Bankshares, Inc. (the “Corporation”) with a convenient way to purchase additional shares of the Corporation’s common stock, by permitting participants in the plan to automatically reinvest cash dividends on some or all of their shares enrolled in the plan (provided that each participant must reinvest at least 10% of the dividends paid to his account) and to make quarterly voluntary cash payments under the terms of the plan. Participation in the plan is entirely voluntary so that shareholders may join the plan and terminate their participation in the plan at any time.

The Corporation intends to direct the plan administrator to purchase shares of the Corporation’s common stock in the open market, in privately negotiated transactions, or directly from the Corporation by purchasing authorized but unissued shares at a price based on the market value of a share of common stock as defined by the Nasdaq Stock Market. The Corporation will not receive proceeds from sales made in the open market or in privately negotiated transactions. It will receive all of the proceeds in sales made directly by the Corporation. The Corporation is authorized to issue up to 353,473 shares of its common stock under the plan, and as of February 28, 2012, 136,659.64 shares remained available for issuance under the plan. As of February 28, 2012, the closing market price of our common stock was $3.13. The Corporation’s common stock is listed on the Nasdaq Stock Market under the symbol “EVBS”. Cash dividends, if and when declared and paid, will be reinvested under the terms of the plan. Shareholders may participate in the plan with respect to all or a portion of their shares of common stock, provided that each participant must reinvest at least 10% of the dividends paid to his account.

We provide a summary of the plan in this prospectus in an easy to understand question and answer format. We encourage you to read it carefully. If you have any additional questions, please call Registrar and Transfer Company, the plan administrator, at (800) 368-5948. We recommend that you retain this prospectus for future reference.

An investment in common stock held in the plan account has the same market risks as an investment in common stock held in certificate form. Participants bear the risk of loss (and receive the benefit of gain) occurring by reason of fluctuations in the market price of the common stock held in the plan account.

These shares are not deposits, are not insured by the Board of Governors of the Federal Reserve System, the FDIC, or any other governmental agency, and are subject to investment risk, including the possible loss of principal.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the FDIC, the Virginia Bureau of Financial Institutions, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

See “Risk Factors” beginning on page 2 for a discussion of various factors which shareholders should consider about an investment in our common stock.

The date of this prospectus is March 1, 2012.

How to Obtain Additional Information

This prospectus incorporates by reference important business and financial information about the Corporation that is not included in or delivered with this document. You can obtain free copies of this information by writing or calling:

Eastern Virginia Bankshares, Inc.

Attention: Cheryl Wood, Executive Administrative Assistant/Shareholder Relations

330 Hospital Road

P.O. Box 1455

Tappahannock, Virginia 22560-1455

(804) 443-8422

Summary

The Corporation is a bank holding company incorporated under the laws of the Commonwealth of Virginia. Our principal executive offices are located at 330 Hospital Road, Tappahannock, Virginia 22560-1455, and our telephone number is (804) 443-8400.

The Corporation has adopted the Dividend Reinvestment and Stock Purchase Plan to offer its shareholders an opportunity to purchase additional shares of the Corporation’s common stock automatically through the reinvestment of cash dividends. From time to time, we may amend the plan, including increasing the number of shares available under the plan to meet the demands of our shareholders. This prospectus describes our Dividend Reinvestment and Stock Purchase Plan in effect as of the date of this prospectus. If you do not choose to enroll in the plan, you will continue to receive cash dividend payments from the Corporation, if and when cash dividends are declared and paid.

If you are a registered owner of the Corporation’s common stock, you are eligible to enroll in the plan. Once you are enrolled, you may make purchases under the plan with your cash dividends on some or all of your shares of the Corporation’s common stock (provided you must reinvest at least 10% of the dividends paid to your account) and through the plan’s voluntary cash payment feature, which includes payroll deductions for eligible employees of the Corporation. You may enroll in the plan by completing an enrollment form and returning it to:

Registrar and Transfer Company

Attention: Dividend Reinvestment

10 Commerce Drive

P.O. Box 664

Cranford, New Jersey 07016

(800) 368-5948

info@rtco.com

www.rtco.com

If you enroll in the plan, the administrator will use the cash dividends on the shares you designate, as well as any voluntary cash payments you make, to purchase additional shares of the Corporation’s common stock. If we do not pay a cash dividend, there will be no investment under the plan, unless you purchase shares through the plan’s voluntary cash payment feature. Voluntary cash payment purchases may be made quarterly.

If the plan purchases shares from the Corporation, the purchase price on the investment date will be based on the market value of a share of common stock as defined by the Nasdaq Stock Market. If the plan purchases shares in the open market, the purchase price for each share will be the weighted average of prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. If the plan purchases shares in privately negotiated transactions, the purchase price for each share will be the weighted average of prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses.

Risk Factors

The purpose of the plan is to provide a convenient and useful service for the Corporation’s shareholders. Nothing in this prospectus represents a recommendation by the Corporation or anyone else that a person buy or sell the Corporation’s common stock. We urge you to read this prospectus thoroughly before you make your investment decision regarding participation in the plan.

Before you invest in the Corporation’s common stock, you should be aware that an investment in our common stock involves a variety of risks, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2010, updates in Part II, Item 1A of certain quarterly reports on Form 10-Q, any updates that may be described in annual reports on Form 10-K or Quarterly Reports on Form 10-Q that we may file in the future, all of which are incorporated by reference into this prospectus, and the risks described below:

Issuance of additional shares of common stock could dilute or depress the value of your shares of the Corporation’s common stock.

Sales of additional shares of stock, or the perception that shares may be sold, could negatively affect the market price of the Corporation’s common stock. The issuance of additional shares also could dilute the percentage ownership interest and corresponding voting power of the prior shareholders.

Participants are subject to the risk of market fluctuations because they will not have the ability to direct the price or timing of purchases under the Plan.

You do not have control or authority to direct the price or time at which common stock is purchased or sold for plan accounts. Therefore, you bear the market risk associated with fluctuations in the price of common stock.

You should carefully read and consider these risks factors, together with all the other information contained in this prospectus, before you decide whether to purchase the Corporation’s common stock.

Description of the Dividend Reinvestment and Stock Purchase Plan

The Eastern Virginia Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan is as follows. We present the plan in a question and answer format. Shareholders who do not choose to participate in the plan will continue to receive all dividend payments, if and when they are declared and paid, outside of the plan.

Purpose

1. What is the purpose of the plan?

The plan provides registered shareholders with a convenient and economical method of investing cash dividends and voluntary cash payments to purchase additional shares of the Corporation’s common stock. Participants pay no brokerage commissions or service fees when they acquire additional shares of common stock through the plan.

Advantages

2. What are the advantages of the plan?

Shareholders may:

•	Reinvest cash dividends and make voluntary cash payments to purchase additional shares of common stock, without paying service fees or brokerage commissions;

•	Invest all or a percentage (at least 10%) of cash dividends in shares of common stock including fractional shares, which also earn dividends under the plan;

•	Avoid safekeeping and record keeping costs through the free custodial and reporting services under the plan; and,

•	Regularly receive a detailed statement of current account transactions.

Administration

3. Who administers the plan for participants?

Registrar and Transfer Company is the administrator of the plan and will act as agent for the participants. As agent for the participants, the administrator will:

•	Hold shares in the name of its nominee as agent for plan participants;

•	Keep and maintain records;

•	Provide detailed statements of current account transactions to participants; and,

•	Perform other duties related to the plan.

Any notices, questions, or other communications relating to the plan should include the participant’s account number and should be addressed to:

Registrar and Transfer Company

Attention: Dividend Reinvestment

10 Commerce Drive

P.O. Box 664

Cranford, New Jersey 07016

(800) 368-5948

info@rtco.com

www.rtco.com

In the event that the administrator resigns or ceases to act as agent for the participants, the Corporation will make other arrangements, as it deems appropriate, for the administration of the plan. Furthermore, we may replace the administrator as agent at any time.

Participation

4. Who is eligible to participate?

All registered common stock shareholders are eligible to participate in the plan, provided that each participant must reinvest at least 10% of the dividends paid to his account. Shareholders will not be eligible to participate in the plan if they reside in a jurisdiction in which it is unlawful or compliance costs under state or local securities or “blue sky” laws are too high for the Corporation to permit their participation.

A broker or nominee that is a record owner of common stock may participate in the plan on behalf of one or more beneficial owners of shares in accordance with the rules and regulations established by the Corporation. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. If you own shares that are held beneficially for your account, contact your broker for instructions on how you may enroll these shares in the plan. Alternatively, you may request that your broker arrange to have some or all of your shares of common stock registered in your name so you can enroll the shares in the plan.

5. How does an eligible shareholder become a participant?

All eligible shareholders may join the plan at any time by completing and signing the accompanying enrollment form and returning it to the administrator. A shareholder who wishes to engage in partial reinvestment must check the “Partial Dividend Reinvestment” box on the enrollment form and indicate the percentage (at least 10%) of dividends on shares registered in the shareholder’s name which the shareholder wishes to reinvest; otherwise, all dividends registered in the shareholder’s name will be reinvested. Additional enrollment forms may be obtained from the Corporation or Registrar and Transfer Company.

6. What does the enrollment form provide?

The enrollment form authorizes the administrator as the shareholder’s agent to reinvest all or a percentage (at least 10%) of cash dividends on shares registered under the plan and to purchase additional shares with voluntary cash payments.

7. When may a shareholder join the plan?

A shareholder may join the plan at any time. If the administrator receives a properly completed enrollment form at least five (5) business days before a dividend record date, the administrator will reinvest the cash dividends payable for the applicable shares owned on that date. If the Corporation does not declare cash dividends for a calendar quarter, and if the administrator receives a properly completed enrollment form at least five (5) business days before the investment date for that calendar quarter, the administrator will purchase additional shares with voluntary cash payments, provided that payments made by check or other draft must clear prior to the investment date.

8. Is partial participation possible under the plan?

Yes. Shareholders may register all or any portion of their shares in the plan, provided that each participant must reinvest at least 10% of the dividends paid to his account.

9. Is the right to participate in the plan transferable?

No. The right to participate in the plan is not transferable. A shareholder participating in the plan continues as a participant until the plan is terminated or the shareholder gives notice of withdrawal or termination to the administrator.

Purchases

10. What is the source for shares of common stock purchased under the plan?

The administrator purchases shares, at the Corporation’s discretion, directly from the Corporation, in the open market, in privately negotiated transactions, or using a combination of these methods. It is anticipated that most shares of common stock purchased under the plan will be purchased from the Corporation.

11. How many shares of common stock will the administrator purchase for a participant under the plan?

The number of shares purchased depends on:

•	The amount of any cash dividends to be reinvested;

•	The amount of any voluntary cash payment; and,

•	The applicable purchase price of the common stock (see Question No. 13 below for more information on the applicable purchase price).

The administrator will credit each participant’s account with that number of shares, including any fractional shares computed to four (4) decimal places, equal to the total amount to be invested divided by the applicable purchase price. All cash dividends on shares held in a participant’s account, whether purchased through dividend reinvestment or voluntary cash payment, are automatically reinvested in additional shares of common stock unless the participant has checked the “Partial Dividend Reinvestment” box on the enrollment form and indicated the percentage (at least 10%) of dividends on shares registered in the shareholder’s name which the shareholder wishes to reinvest.

12. When will shares of common stock be purchased for a participant under the plan?

In the event shares of common stock are purchased from the Corporation, the purchase date will be the applicable dividend payment date, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded. In the event shares of common stock are purchased in the open market or in privately negotiated transactions, the purchases will begin on the applicable dividend payment date, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded, and will continue on any succeeding business days necessary to complete the order.

If the Corporation does not declare cash dividends for a calendar quarter, voluntary cash payments received by the administrator during such calendar quarter will be used by the administrator to purchase common stock. In the event shares of common stock are purchased from the Corporation during a quarter for which the Corporation does not declare cash dividends, the purchase date will be the fifteenth (15th) day of the second month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded. In the event shares of common stock are purchased in the open market or in privately negotiated transactions during a quarter for which the Corporation does not declare cash dividends, the purchases will begin on the fifteenth (15th) day of the second month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded, and will continue on any succeeding business days necessary to complete the order.

You will not receive any interest on cash dividends or voluntary cash payments pending the purchase of common stock by the administrator.

13. At what price will shares of common stock be purchased under the plan?

When the administrator purchases shares of common stock from the Corporation, the purchase price will be the market value of the common stock on the purchase date as defined by the Nasdaq Stock Market. As of the date of this prospectus, the “market value” on the relevant purchase date means the most recent consolidated closing bid price on the Nasdaq Stock Market. If there is no trading on the Nasdaq Stock Market for a substantial amount of time as of any investment date, the administrator will determine the market price on the basis of such market quotations as it deems appropriate.

When the administrator purchases shares of common stock in the open market, the purchase price will be the weighted average of the prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. When the administrator purchases shares of common stock in privately negotiated transactions, the purchase price will be the weighted average of the prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. Purchases of common stock in the open market or in privately negotiated transactions may occur over one (1) or more trading days.

Voluntary Cash Payments

14. Who is eligible to make voluntary cash investments?

All shareholders who have enrolled under the plan may also elect to make voluntary cash payments.

15. What are the timing requirements and other limitations on voluntary cash payments?

Once enrolled in the plan, you may make voluntary cash payments to the administrator. These voluntary cash payments must be received at least five (5) business days prior to the investment date. The administrator will use voluntary cash payments which it holds in collected funds to purchase additional shares of common stock on a quarterly basis.

In the event shares of common stock are purchased from the Corporation, the purchase date will be the applicable dividend payment date, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded. In the event shares of common stock are purchased in the open market or in privately negotiated transactions, the purchases will begin on the applicable dividend payment date, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded, and will continue on any succeeding business days necessary to complete the order.

If the Corporation does not declare cash dividends for a calendar quarter, voluntary cash payments received by the administrator during such calendar quarter will be used by the administrator to purchase common stock. In the event shares of common stock are purchased from the Corporation during a quarter for which the Corporation does not declare cash dividends, the purchase date will be the fifteenth (15th) day of the second month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded. In the event shares of common stock are purchased in the open market or in privately negotiated transactions during a quarter for which the Corporation does not declare cash dividends, the purchases will begin on the fifteenth (15th) day of the second month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded, and will continue on any succeeding business days necessary to complete the order.

If a participant initially elects to participate only in the reinvestment of dividends under the plan, the participant may later decide to participate also in the voluntary cash payment feature to purchase additional shares.

Voluntary cash payments may not be less than $50 per calendar quarter or total more than $20,000 in any calendar quarter. Each voluntary cash payment must be a minimum of $50. You will not earn interest on your voluntary cash payments which are being held in collected funds to purchase additional shares of common stock. We reserve the right, in our sole discretion, to determine whether voluntary cash payments are made on behalf of an eligible participant.

16. How does the voluntary cash payment option work?

To make a voluntary cash payment, a participant encloses a check drawn on a U.S. bank to the plan administrator along with an executed enrollment form (for new participants) or completed payment form (for existing participants) which will accompany each statement of account. Participants make checks drawn on a U.S. bank in U.S. currency payable to “Registrar and Transfer Company, Plan Administrator”. The check should include the participant’s plan account number and taxpayer identification number. Third party checks, checks not drawn on a U.S. bank, or checks sent without an executed enrollment form, payment form, or written instructions will be returned. Do not send cash.

You also can authorize quarterly automatic deductions from your bank account, but each quarterly automatic deduction must be a minimum of $50 to meet the minimum voluntary cash payment requirement. You can arrange for automatic quarterly deductions by mailing a properly completed enrollment form, which you may request from the administrator or download at www.rtco.com. This feature allows you to make voluntary cash payments without writing a check. If you elect to make ongoing voluntary cash payments by quarterly automatic deduction, you may terminate this election by writing to the administrator or making the appropriate changes online at www.rtco.com. Automatic deductions will be made on the first (1st) day of the second month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded.

If you are an eligible employee of the Corporation or its subsidiaries, you can authorize payroll deductions by completing, signing and delivering to the Corporation a payroll deduction authorization form. Enrollment will be effective as of the next practicable payroll period following receipt of a completed form. The enrollment form will authorize and instruct the Corporation to deduct from your compensation each pay period a specified and uniform dollar amount, not less than $10 or more than $1,000 per pay period, provided the remaining compensation is sufficient to pay all payroll taxes, withholdings and any other payroll deductions in each pay period. The minimum and maximum contribution amounts for voluntary cash payments described in Question No. 15 above are not applicable to contributions made by employee participants through payroll deductions; however, employee participants who elect to make voluntary cash payments, but do not elect payroll deductions, are subject to the minimum and maximum contribution amounts for voluntary cash payments described in Question No. 15 above. The dollar amount of payroll deductions may be changed at any time and may be terminated at any time by the employee participant by notifying the Corporation in writing fifteen (15) days before the start of the relevant pay period, provided that an employee subject to the Corporation’s blackout periods may not begin, change, or terminate payroll deductions during a blackout period. After each pay period, the Corporation will remit to the administrator the total of all accumulated payroll deductions related to the preceding pay period. The administrator will apply such aggregate amount to the purchase of shares of common stock on the next upcoming investment date. Shares of common stock purchased will be allocated to the respective accounts of the employee participants in proportion to the contributions made by each employee participant. Questions about employee payroll deductions should be directed to the Corporation’s human resources department.

If any check is returned to the administrator for insufficient funds or for any other reason or if the automatic debit is rejected, the administrator will consider the voluntary cash payment null and void and will immediately remove from the participant’s account any shares that were purchased based on that check or debit. The administrator also will be entitled to sell these shares to satisfy any uncollected amounts, including any service fee for the returned or rejected item. If the net proceeds of the sale of these shares are insufficient to satisfy these uncollected monies, the administrator can sell additional shares from the participant’s account to satisfy the uncollected balance.

The administrator will apply any voluntary cash payments received to the purchase of shares of common stock on the next upcoming investment date which generally coincides with the quarterly dividend payment date. If the Corporation does not declare cash dividends for a calendar quarter, voluntary cash payments received by the administrator during such calendar quarter will be used by the administrator to purchase common stock. In the event shares of common stock are purchased from the Corporation during a quarter for which the Corporation does not declare cash dividends, the purchase date will be the fifteenth (15th) day of the second month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded. In the event shares of common stock are purchased in the open market or in privately negotiated transactions during a quarter for which the Corporation does not declare cash dividends, the purchases will begin on the fifteenth (15th) day of the second month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded, and will continue on any succeeding business days necessary to complete the order. The price is determined in accordance with the provisions of the plan (see Question No. 13 above for more information on the applicable purchase price). Voluntary cash payments made by check or other draft must clear prior to the investment date. The plan administrator will promptly send an acknowledgment to participants confirming that the administrator has received the funds in time for investment on a particular investment date. A participant may obtain the return of any voluntary cash payment if the plan administrator receives the request for return two (2) business days prior to the investment date. You will not earn interest on voluntary cash payments pending the purchase of common stock.

Employees of the Corporation or its subsidiaries must comply at all times with the Corporation’s insider trading policy with regard to voluntary cash payments.

Reports to Participants

17. What kind of reports will be sent to participants in the plan?

Each participant in the plan will receive a statement of account subsequent to each dividend payment date describing cash dividends and any voluntary cash payments received, the number of shares purchased, the price per share, and the total shares accumulated under the plan. The statements will provide a record of the dates and costs of purchases on a quarterly basis. Each participant will receive an annual statement of account regardless of activity level, but a participant will not receive a statement for any quarter in which there has been no activity on the participant’s behalf under the plan. Participants should retain the statements for income tax purposes.

Participants will also receive our annual reports to shareholders, notices of shareholder meetings, proxy statements, and Internal Revenue Service information for reporting dividends received and commission expenses paid on their behalf.

Share Certificates; Safekeeping

18. Will the administrator issue certificates for shares of common stock purchased?

Unless requested in writing by a participant, the administrator will not issue certificates for shares of common stock purchased under the plan. The number of shares credited to a participant’s account under the plan will be shown on the participant’s periodic statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. The administrator will issue certificates for whole shares withdrawn from the plan, for which a service fee may be assessed. All certificates delivered for safekeeping must be enrolled in the plan, and a fee will be assessed for such service. The administrator will cancel certificates delivered for safekeeping and will issue new certificates in the name of the administrator. Upon withdrawal, the plan administrator will cancel the administrator’s certificates and issue new certificates in the name of the participant.

19. In whose name will certificates be registered when issued to participants?

Unless the participant directs otherwise, upon withdrawal from the plan, the administrator will issue shares in the name in which the participant maintains the dividend reinvestment account. If a participant requests that a certificate be issued in a different name, the request must bear the participant’s own signature. If the account is registered in multiple names, all signatures must appear on the request. Upon a participant’s death, the administrator will follow the instructions of the decedent’s personal representative upon submission of appropriate proof of authority.

Withdrawal of Shares in Plan Accounts

20. How may participants withdraw shares purchased under the plan?

A participant may withdraw all or any portion of the shares credited to his account by completing the withdrawal notification information set forth on the bottom of his account statement and specifying the number of shares to be withdrawn. The participant should mail the request for withdrawal to the administrator at the address provided on the account statement. The administrator will issue certificates for whole shares so withdrawn in the name of the participant. If the administrator receives any request for withdrawal of shares credited to a participant’s account less than five (5) business days before a dividend record date, the administrator will not effect the withdrawal until after the cash dividends are reinvested and the shares are credited to the participant’s account. The administrator will effect any other request for withdrawal of a portion of the shares credited to a participant’s account upon receipt of the request by the administrator. The administrator will continue to reinvest cash dividends on shares remaining in the participant’s account.

21. May participants elect to sell withdrawn shares?

Yes. A participant may withdraw shares and arrange for the sale of the shares through a broker of the participant’s choice, or a participant may request that the administrator sell withdrawn shares.

If the administrator receives a request to sell shares credited to a participant’s account less than five (5) business days before a dividend record date, the administrator will not sell such shares until after the participant’s cash dividends for the applicable record date are reinvested and the shares are credited to the participant’s account. Participants should specify the number of shares to be sold in their request for withdrawal.

Except as set forth above, the administrator will arrange for the sale of the shares within ten (10) business days after receipt of the notice, and then deliver a check for the net proceeds of the sale to the participant. The proceeds of the sale will be applied first to pay fees, brokerage commissions, applicable withholding taxes and transfer taxes, if any, incurred in connection with the sale. The administrator assesses fees, which may change from time to time, for the sale of shares held under the plan. All persons in whose names the account appears must sign a request for shares to be sold. A Medallion Signature Guarantee is required for a sale of $10,000 or more. A commercial bank, trust company, securities broker-dealer, credit union, or savings and loan association which is a member of the Medallion Signature Guarantee Program, or other eligible guarantor institution, may guarantee signatures. Verification by a notary public is not sufficient.

Because the administrator will sell shares on behalf of the plan, neither the Corporation nor any participant has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales, which may include a broker affiliated with the administrator. Therefore, you will not be able to precisely time sales made through the plan and you will bear the market risk associated with the fluctuation of the price of our common stock. It is possible that, after you send in your request to sell shares, the market price of our stock could go up or down before the broker actually sells your shares. Participants will not earn interest on the proceeds of any sale transaction.

Termination of Participation in Dividend Reinvestment and Stock Purchase Plan

22. How does a participant withdraw from the plan?

Participation in the plan is entirely voluntary. Participants may terminate their participation at any time by sending written notice to the administrator. When a participant terminates from the plan, or upon termination of the plan by the Corporation, the administrator will deliver to the participant a certificate for the number of whole shares credited to the participant’s account and a check representing the value of any fractional shares, less the applicable fees for the sale of the fractional shares, based on the then current market value per share. Thereafter, all dividends will be paid in cash or in stock dividends, if so declared by the Corporation, directly to the shareholder who withdraws from the plan. Participants who elect to discontinue participation in the plan are not eligible to make voluntary cash payments.

Any notice of termination received less than five (5) business days prior to a dividend record date will not be effective until the administrator has reinvested the cash dividends and the shares have been credited to the participant’s account. A shareholder may elect to re-enroll in the plan at any time.

Federal Income Tax Information

23. What are the federal income tax consequences of participation in the plan?

This section discusses the federal income tax information connected with the plan, based on current federal tax laws applicable to United States citizens or residents. If federal tax laws change in the future, the following may change and no longer apply. State, local, foreign and other tax provisions vary and are not covered in this summary. In any event, you should consult your tax advisor about your particular transactions, especially if you may be covered by other tax rules.

For federal income tax purposes, a participant in the plan will be treated as having received, on the dividend payment date, the full amount of dividends allocable to the participant, regardless of whether the dividends are actually paid in cash, withheld for the payment of taxes, or invested in additional shares of common stock pursuant to the plan. Additionally, the participant will be deemed to have received taxable income in the amount of commissions and other brokerage expenses paid in purchasing shares on the participant’s behalf. The per share tax basis of shares acquired for a participant under the plan will be the price per share reported on the periodic statement of account supplied to each participant after each applicable investment date, adjusted to include the amount of commissions and other brokerage expenses paid on behalf of the participant, as reported in the Internal Revenue Service information referred to in Question No. 17 above.

When a participant is subject to federal income tax withholding on dividends, and when a foreign participant’s taxable income under the plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.

While the matter is not free from doubt, we intend to take the position that the administrative expenses of the plan, which are to be paid by us, are not constructive dividends to plan participants. For tax reporting purposes, each participant will receive from Registrar and Transfer Company a Form 1099-DIV (mailed on or before January 31 of the following year), which will show the total dividend income to the participant.

We believe that participants will not realize any taxable income upon receipt of certificates for whole shares held in their plan account, either upon the withdrawal of shares from the plan or upon termination of participation in the plan. A participant who sells or exchanges shares previously received from the plan, or who directs the administrator to sell his or her plan shares, may, however, recognize gain or loss. The amount of the gain or loss will be the difference between the amount you receive for your whole or fractional shares and your tax basis in the shares.

Dividends reinvested under the plan by corporate shareholders may be eligible for the dividends-received deduction.

The above summary may not apply to certain participants in the plan, such as tax-exempt entities, tax-deferred entities (e.g., IRAs) and foreign shareholders. Participants should consult their own tax advisors to determine particular tax consequences, including special tax rates for “qualifying dividends” and state tax consequences, which may result from participation in the plan, and any subsequent disposal of shares acquired pursuant to the plan.

Other Information

24. What happens if we declare a stock dividend or effect a stock split?

The administrator will add any shares issued in connection with a stock dividend or stock split on common stock held under the plan to the participant’s account. Stock dividends or split shares distributed on shares held directly by a participant will be mailed to the participant in the same manner as to shareholders who do not participate in the plan.

25. If we have a rights offering, how will a participant’s entitlement be computed?

A rights offering is when a corporation issues rights to its existing shareholders to buy a proportional number of additional shares at a given price. A participant’s entitlement in a rights offering is based upon his or her total holdings, including the shares held in the participant’s plan account, in the same manner as dividends are computed currently. The Corporation will issue rights certificates for the number of whole shares only, and will sell rights based on the fractional shares held in a participant’s account. The administrator will mail the proceeds of the sale of fractional certificates, less commissions and taxes, if any, directly to the participant.

26. How are shares in a participant’s account voted at a meeting of the shareholders?

If, on a record date for a meeting of shareholders, there are shares in a participant’s account, the administrator will send proxy materials for the meeting to the participant. A participant is entitled to vote all shares of common stock credited to his or her account.

27. What are the responsibilities and liabilities of the Corporation and the administrator?

The Corporation and the administrator shall not be liable for any act taken in good faith or for any good faith omission or failure to act, including, without limitation, any claims of liability:

•	arising out of a failure to terminate a participant’s account upon his or her death; or,

•	with respect to the prices at which shares of the Corporation’s common stock are purchased or sold,

•	the times when or the manner in which purchases or sales are made;

•	the decision whether to purchase shares of common stock on the open market, from the Corporation, or in privately negotiated transactions;

•	fluctuations in the market value of the common stock; and,

•	any matters relating to the operation or management of the plan.

The Corporation cannot assure that participants will make a profit on, or protect participants against a loss from, the common stock purchased by or for participants under the plan.

All transactions in connection with the plan will be governed by the laws of the Commonwealth of Virginia, and are subject to all applicable federal tax or securities laws.

28. May the plan be amended, modified or discontinued?

Yes. The Board of Directors of the Corporation, at its discretion, may amend, modify, suspend or terminate the plan and will endeavor to notify participants of any amendment, modification, suspension or termination. The Corporation may, for whatever reason, at any time, as it may determine in its sole discretion, terminate a participant’s participation in the plan after mailing a notice of intention to terminate to the participant at the participant’s address as it appears on the plan administrator’s records. In addition, the Corporation and the administrator may each adopt reasonable procedures for the administration of the plan. The Corporation has the sole authority to interpret the plan in the manner that it deems appropriate in its absolute discretion.

29. Who will bear the costs of the purchases made under the plan?

We will pay all costs of administration of the plan. Participants will incur no brokerage commissions or other fees for purchases of shares under the plan. A participant who requests that the administrator sell shares of common stock held in the plan will pay fees incurred in connection with the sale.

30. May a participant pledge shares purchased under the plan?

No. A participant who wishes to pledge shares credited to a plan account must request the withdrawal of the shares in accordance with the procedures outlined in response to Question No. 20 above.

Use of Proceeds

The Corporation does not know the number of shares of common stock that will be purchased from it under the plan or the prices at which such shares will be purchased. To the extent that shares are purchased from the Corporation, and not in the open market or in privately negotiated transactions, the Corporation intends to add proceeds it receives from the sales to its general funds to be used for general corporate purposes, including, without limitation, investments in and advances to the Corporation’s subsidiaries. The amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds. Based on anticipated growth of subsidiaries and the financial needs of the Corporation, management anticipates that it, from time to time, will engage in additional financing of a character and in amounts that have yet to be determined.

Experts

The consolidated financial statements included in the Corporation’s Annual Report on Form 10-K as of December 31, 2010, and for the year then ended, and of the effectiveness of internal control over financial reporting as of December 31, 2010, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Legal Matters

Troutman Sanders LLP, Richmond, Virginia, passed upon the legality of the common stock offered by this prospectus. Based on this opinion, the shares of common stock issued by the Corporation in accordance with the terms of the plan and this prospectus will be validly issued, fully paid, and non-assessable.

Where You Can Find More Information

The Corporation files annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Finally, the Corporation maintains an internet site where you can find additional information. The address of the Corporation’s internet site is www.bankevb.com. The information on the Corporation’s internet site, and any other internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or other offering materials.

The Commission also maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as the Corporation, that file electronically with the Commission. The address of this site is www.sec.gov.

The Commission allows us to “incorporate by reference” in this prospectus other information. This means we disclose important information to you by referring you to those documents. Specifically, we incorporate the following documents by reference in this prospectus:

•	The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 31, 2011;

•	The Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the Commission on May 16, 2011;

•	The Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, filed with the Commission on August 15, 2011;

•	The Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, filed with the Commission on November 14, 2011;

•

The Corporation’s Current Reports on Form 8-K filed with the Commission on February 22, 2011 (solely with respect to information filed pursuant to Item 1.01 and, to the extent information is incorporated into Item 1.01, 9.01), March 1, 2011, May 17, 2011, July 27, 2011, and September 21, 2011 (solely with respect to information filed pursuant to Item 5.02); and

•

The description of the Corporation’s common stock contained in the Form 8-A12g filed with the Commission on December 29, 1997, in the Corporation’s Bylaws, as amended, filed as Exhibit 3.3 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 11, 2010 and in the Corporation’s Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 10, 2009, as amended by the Articles of Amendment to the Articles of Incorporation, filed as Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on January 13, 2009.

We also incorporate by reference in this prospectus additional documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, and prior to our filing a post-effective amendment which indicates that all common stock offered under the plan has been sold or which deregisters any common stock remaining unsold. Additional documents that we incorporate by reference into this prospectus are deemed a part of this prospectus from the date of filing the documents.

Documents incorporated by reference are available without charge to each participant in the plan upon oral or written request. In addition, you may obtain all documentation relating to the plan that is required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933, as amended (the “Securities Act”) from the Corporation. Requests for copies should be addressed to:

Eastern Virginia Bankshares, Inc.

Attention: Cheryl Wood, Executive Administrative Assistant/Shareholder Relations

330 Hospital Road

P.O. Box 1455

Tappahannock, Virginia 22560-1455

(804) 443-8422

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Registration Fee	$478
Accounting Fees*	$1,000
Legal Fees and Expenses*	$15,000
Printing Fees and Postage*	$2,072

Total*	$18,550

*	Estimated

Item 15.	Indemnification of Directors and Officers.

The Articles of Incorporation of the Corporation provide that the Corporation shall, to the full extent permitted by Virginia law (which includes the Virginia Stock Corporation Act (“VSCA”)), indemnify against liability a director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The VSCA permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the director or officer was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. The Corporation is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

Under the VSCA, a Virginia corporation may not indemnify a director or officer for an adverse judgment in a proceeding by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for reasonable expenses.

In addition, the Articles of Incorporation of the Corporation provide that the Corporation shall advance expenses incurred by a director or officer in a proceeding, in advance of a final disposition of the proceeding, if:

•	the director or officer furnishes the Corporation a written statement of his good faith belief that he is entitled to indemnification pursuant to the Articles of Incorporation;

•

the director or officer furnishes the Corporation a written undertaking to repay the advance if it is ultimately determined that he did not meet the standard for indemnification provided in the Articles of Incorporation; and

•	a determination pursuant to Virginia law is made that the facts then known would not preclude indemnification under the Articles of Incorporation.

The indemnification provided by the Corporation’s Articles of Incorporation is not exclusive of any right to indemnification to which a director or officer may be entitled, including without limitation rights conferred by applicable law and any right under policies of insurance that may be purchased and maintained by the Corporation.

Item 16.	Exhibits.

Exhibit 5.1	Opinion of Troutman Sanders LLP.

Exhibit 23.1	Consent of Troutman Sanders LLP (contained in Exhibit 5.1 hereto).

Exhibit 23.2	Consent of Yount, Hyde & Barbour, P.C.

Exhibit 24.1	Powers of Attorney (included on the signature page to this Post-Effective Amendment No. 1 to the Registration Statement).

Exhibit 99.1	Eastern Virginia Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan (included in prospectus).

Exhibit 99.2	Form of Eastern Virginia Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan Enrollment Form.

Exhibit 99.3	Eastern Virginia Bankshares, Inc. Letter to Shareholders.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Essex, Commonwealth of Virginia, on March 1, 2012.

EASTERN VIRGINIA BANKSHARES, INC.

By:	/s/ Joe A. Shearin
Joe A. Shearin
President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe A. Shearin and J. Adam Sothen, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in his capacity as a director or officer, or both, of Eastern Virginia Bankshares, Inc., to sign any and all amendments (including post-effective amendments) and supplements to the Registration Statement as well as any related registration statements (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act necessary or desirable to be done in connection with the above-described matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Capacity	Date

/s/ Joe A. Shearin Joe A. Shearin	President, Chief Executive Officer & Director	March 1, 2012

/s/ J. Adam Sothen J. Adam Sothen	Executive Vice President & Chief Financial Officer	March 1, 2012

W. Rand Cook	Director & Chairman of the Board of Directors

/s/ F. L. Garrett III F. L. Garrett III	Director & Vice Chairman of the Board of Directors	March 1, 2012

/s/ W. Gerald Cox W. Gerald Cox	Director	March 1, 2012

/s/ Michael E. Fiore Michael E. Fiore	Director	March 1, 2012

/s/ Ira C. Harris Ira C. Harris	Director	March 1, 2012

/s/ F. Warren Haynie, Jr. F. Warren Haynie, Jr.	Director	March 1, 2012

/s/ Eric A. Johnson Eric A. Johnson	Director	March 1, 2012

/s/ W. Leslie Kilduff, Jr. W. Leslie Kilduff, Jr.	Director	March 1, 2012

/s/ William L. Lewis William L. Lewis	Director	March 1, 2012

/s/ Charles R. Revere Charles R. Revere	Director	March 1, 2012

/s/ Howard R. Straughan, Jr. Howard R. Straughan, Jr.	Director	March 1, 2012

/s/ Leslie E. Taylor Leslie E. Taylor	Director	March 1, 2012

/s/ Jay T. Thompson, III Jay T. Thompson, III	Director	March 1, 2012

EXHIBIT INDEX

Exhibit 5.1	Opinion of Troutman Sanders LLP.

Exhibit 23.1	Consent of Troutman Sanders LLP (contained in Exhibit 5.1 hereto).

Exhibit 23.2	Consent of Yount, Hyde & Barbour, P.C.

Exhibit 24.1	Powers of Attorney (included on the signature page to this Post-Effective Amendment No. 1 to the Registration Statement).

Exhibit 99.1	Eastern Virginia Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan (included in prospectus).

Exhibit 99.2	Form of Eastern Virginia Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan Enrollment Form.

Exhibit 99.3	Eastern Virginia Bankshares, Inc. Letter to Shareholders.